UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2021

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 State Street, 9th Floor		02109
Boston,	MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01: Entry into a Material Definitive Agreement.
On March 24, 2021, Pieris Pharmaceuticals, Inc. (“Pieris” or the “Company”) announced that Seagen Inc. (together with its affiliates, “Seagen”) had made a strategic equity investment in Pieris, and that the companies had entered into a combination study agreement (the “Combination Study Agreement”) to evaluate the safety and efficacy of combining Pieris’ cinrebafusp alfa (PRS-343), a 4-1BB/HER2 bispecific, with Seagen’s TUKYSA® (tucatinib), a small-molecule tyrosine kinase HER2 inhibitor, for the treatment of gastric cancer patients expressing lower HER2 levels (IHC2+/ISH- & IHC1+) as part of the upcoming phase 2 study to be conducted by Pieris. The companies have also entered into an Amended and Restated License and Collaboration Agreement (the “Amended Collaboration Agreement”), in which their existing immuno-oncology collaboration agreement has been amended relating to joint development and commercial rights for the second program in the alliance.

The combination of cinrebafusp alfa and TUKYSA could potentially address a high medical need in HER2 low-expressing gastric cancer patients who do not respond to traditional HER2-targeted therapies. Preclinical studies show that TUKYSA synergizes with cinrebafusp alfa to enhance its 4-1BB mediated immune cell stimulation. This effect was observed across a range of HER2 expressing cell lines (IHC3+, 2+ and 1+), including those where cinrebafusp alfa had limited single-agent activity.

Under the Amended Collaboration Agreement, Pieris’ option to co-develop and co-commercialize the second of three programs in the collaboration has been amended to provide it with a co-promotion option in the United States, with Seagen solely responsible for the development and overall commercialization of that program. Pieris will also be entitled to increased royalties from that program in the event that it chooses to exercise the option. In connection with the agreements described above, the Company and Seagen entered into a subscription agreement (the “Subscription Agreement” and together with the Combination Study Agreement and the Amended Collaboration Agreement, the “Agreements”) pursuant to which the Company agreed to issue to Seagen, and Seagen agreed to acquire from the Company, 3,706,174 shares of the Company’s common stock, $0.001 par value per share, for a total purchase price of thirteen million U.S. Dollars ($13,000,000), or $3.51 per share, in a private placement transaction pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Combination Study Agreement, the Amended Collaboration Agreement and the Subscription Agreement will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2021.

Item 3.02: Unregistered Sales of Equity Securities.

The information called for by Item 1.01 of this Current Report on Form 8-K regarding the Subscription Agreement is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On March 25, 2021, the Company issued a press release related to the Agreements. A copy of the press release announcing the Agreements is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1     Press Release Dated March 25, 2021.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: March 25, 2021	/s/ Tom Bures
Tom Bures
Vice President, Finance